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                             INDEMNIFICATION AGREEMENT


       This Agreement is made this ___ day of _______________, 1999, by and between THERMOVIEW INDUSTRIES, INC., a Delaware corporation (the "Company"), and the undersigned individual (the "Director").

                                    WITNESSETH:

       WHEREAS, the Director is a member of the Board of Directors of the Company and in such capacity is performing a valuable service for the Company; and

       WHEREAS, Article 7 (the "Article") of the Restated Certificate of Incorporation of the Company authorizes the Company to indemnify directors of the Company to the fullest extent permitted by Delaware law; and

       WHEREAS, the Article authorizes the Company to enter into contracts with members of its Board of Directors with respect to indemnification of such directors; and

       WHEREAS, recent developments with respect to the application and enforcement of indemnification provisions and the terms and availability of insurance to protect directors against liabilities generally have raised questions concerning the adequacy and reliability of the protection afforded to directors thereby; and

       WHEREAS, to provide greater certainty with respect to the Director's right to indemnification and the payment thereof, and thereby induce the Director to continue to serve as a member of the Board of Directors of the Company, the Company has determined and agreed to enter into this Agreement with the Director;

       NOW, THEREFORE, in consideration of the Director's agreement to continue to serve as a Director after the date of this Agreement, the Company and the Director agree as follows:

       1. INDEMNITY OF DIRECTOR. To the fullest extent authorized or permitted by law, and subject only to the exclusions set forth in Sections 2 and 11 of this Agreement, the Company hereby agrees to hold harmless and indemnify the Director from and against any and all reasonable costs and expenses (including, but not limited to, attorneys' fees) and any liabilities (including, but not limited to, judgments, fines, penalties and reasonable settlements) paid by or on behalf of, or imposed against, the Director in connection with any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative, investigative or other (including any appeal relating thereto), whether formal or informal, and whether made or brought by or in the right of the Company or otherwise, in which the Director is, was or at any time becomes a party or witness, or is threatened to be made a party or witness, or otherwise, by reason of the fact that the Director is, was or at any time becomes a director, officer, employee or agent of the Company or, at the Company's request, a director, officer, partner, trustee, employee

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or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

       2. LIMITATIONS ON INDEMNITY. No indemnity pursuant to Section 1 of this Agreement shall be paid by the Company:

              (a) if a court of competent jurisdiction renders a final adjudication on the merits, in an action, suit or proceeding in which the Director is a party, that such indemnification is prohibited by law; or

              (b) in connection with any transaction with respect to which a court of competent jurisdiction renders a final adjudication on the merits, in an action, suit or proceeding in which the Director is a party, (i) that the Director's personal financial interest was in conflict with the financial interests of the Company or its stockholders, or (ii) that the Director derived an improper personal benefit; or

              (c) on account of acts or omissions of the Director to the extent a court of competent jurisdiction renders a final adjudication on the merits, in an action, suit or proceeding in which the Director is a party, that such acts or omissions (i) were not in good faith, or (ii) involved intentional misconduct, or (iii) were known to the Director to be a violation of law; or

              (d) in respect of any liability to the Company to the extent that a court of competent jurisdiction renders a final adjudication on the merits, in an action, suit or proceeding in which the Director is a party, that such liability to the Company arises under any federal or state statute providing for personal liability directly to the Company by reason of the fact that the Director is or was a director of the Company, including, by way of example and not limitation, liability under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or

              (e) to the extent and only to the extent that a majority of the Board of Directors of the Company or a duly designated committee thereof, in either case consisting entirely of directors who are not at the time parties to the claim, action, suit or proceeding against the Director, determines that the amount of expenses and/or settlements for which indemnification is sought is unreasonable; or

              (f) in connection with any claim, action, suit or proceeding if such claim, action, suit or proceeding was initiated by the Director or his or her personal or legal representative, or involved the voluntary solicitation or intervention by the Director or his or her personal or legal representative (other than an action to enforce indemnification rights or an action initiated with the approval of a majority of the Board of Directors).

       3. CONTINUATION OF INDEMNITY. All agreements and obligations of the Company contained in this Agreement shall continue during the period the Director serves in any capacity entitling the Director to indemnification under this Agreement and shall continue thereafter so long as the Director shall be subject to any possible claim or threatened, pending or completed

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action, suit or proceeding, whether civil, criminal, administrative, or investigative or other (including any appeal relating thereto), whether formal or informal, arising as a result of acts or omissions occurring during the period the Director served as a director of the Company.

       4. NOTIFICATION OF CLAIM. It shall be a condition precedent to indemnification under this Agreement that, within twenty days after receipt by the Director of actual notice that the Director is or will be a party, witness or otherwise involved in any threatened or pending action, suit or proceeding described in Section 1 of this Agreement, the Director shall have notified the Company in writing of the assertion or commencement thereof; but the omission to so notify the Company will not relieve it from any liability which it may have to the Director otherwise than under this Agreement.

       5. ADVANCEMENT OF COSTS AND EXPENSES. The costs and expenses (including, but not limited to, attorneys' fees) incurred by the Director in investigating, defending, being a witness in, appealing or otherwise participating in any threatened or pending claim or any threatened or pending action, suit or proceeding described in Section 1 of this Agreement shall, at the written request of the Director, be paid by the Company in advance of final judgment or settlement with the understanding, undertaking and agreement hereby made and entered into by the Director and the Company, that the Director shall, if it is ultimately determined in accordance with Section 2 or pursuant to Section 11 of this Agreement that the Director is not entitled to be indemnified, or was not entitled to be fully indemnified, repay to the Company such amount, or the appropriate portion thereof, so paid or advanced. Such advancements shall be made within ten business days of written request therefor by the Director.

       6. ENFORCEMENT. If a claim for payment under this Agreement is not paid in full by the Company within ninety days after a written demand has been delivered by the Director to the Company, or within thirty days after delivery of a written demand by the Director to the Company based upon a final and unappealable judgment of a court of competent jurisdiction, the Director may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the Director shall also be entitled to be paid all costs and expenses (including, but not limited to, attorneys' fees) incurred by the Director in prosecuting such suit. In any suit brought by the Director to enforce this Agreement, the burden of proof shall be on the Company to establish that the Director is not entitled to the relief sought under this Agreement.

       7. CONTRIBUTION. If the full indemnity provided in Section 1 of this Agreement may not be paid to the Director because of any exclusion in
Section 2 of this Agreement, then in respect of any actual or threatened claim, action, suit or proceeding in which the Company is jointly liable with the Director (or would be if joined in such claim) the Company shall contribute to the amount of expense and liabilities incurred by the Director in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and the Director on the other hand from the acts or omissions from which such claim, action, suit or proceeding arose, and (ii) the relative fault of the Company, including its other directors, officers, agents, employees and other representatives, on the one hand and of the Director on the other hand in connection with the acts or omissions which resulted in such claim, action, suit or proceeding, as well as any other relevant equitable considerations. The relative fault of the

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Company, including its other directors, officers, agents, employees and other representatives, on the one hand and of the Director on the other hand shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such claim, action, suit or proceeding. The Company agrees that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or any other method of allocation which does not take into account the foregoing equitable considerations.

       8. PARTIAL INDEMNITY. If the Director is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the costs, expenses, judgments, fines, penalties and amounts paid in settlement, but not for the total amount thereof, the Company shall nevertheless indemnify the Director for the portion thereof to which the Director is entitled.

       9. NON-EXCLUSIVITY. The rights of the Director under this Agreement shall be in addition to any other rights the Director may have under the Restated Certificate of Incorporation or Bylaws of the Company, agreement, vote of stockholders or disinterested directors, as a matter of law or otherwise.

       10. SUBROGATION. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Director, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents as may be necessary to enable the Company effectively to bring suit to enforce such rights.

       11. NO DUPLICATION OF PAYMENTS. The Company shall not be liable under this Agreement to make any payment to the extent the Director has otherwise actually received payment (under any insurance policy, Bylaw or otherwise) of the amounts otherwise payable by the Company under this Agreement. The Director shall use his or her best efforts to collect from all third parties any amounts otherwise payable by the Company under this Agreement. If the Director is entitled to but has not received payment from a third party (under any insurance policy or otherwise) of amounts otherwise payable by the Company under this Agreement, the Company shall nevertheless pay the Director such amounts with the understanding, undertaking and agreement hereby made and entered into by the Director and the Company that the Director will repay to the Company such amounts to the extent they are ultimately paid to the Director by such third party.

       12. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, heirs and personal and legal representatives; provided, however, that this Agreement is personal to the Director and may not be transferred or encumbered by the Director in any way.

       13. SEVERABILITY. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or

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sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

       14.    GOVERNING LAW; AMENDMENT.

              (a) This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

              (b) No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

       15. NOTICES. Any notice to the Company or the Director under this Agreement shall be in writing and shall be delivered personally or sent by overnight courier service or certified mail addressed as follows:

       If to the Company:   ThermoView Industries, Inc.
                            1101 Herr Lane
                            Louisville, Kentucky  40222
                            Attn:  Secretary

       If to the Director:
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       IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

                                       THERMOVIEW INDUSTRIES, INC.


                                       By:
                                          --------------------------------

                                       Title:
                                             -----------------------------


                                       Director


                                       -----------------------------------


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